Exhibit 99.2

PB Bancorp, Inc./Putnam Bank All Associate Communication

TO:	All Associates of Putnam Bank and PB Bancorp, Inc.
FROM:	Tom Borner, President and CEO
DATE:	October 22, 2019
RE:	Announcement of Agreement to Merge with Centreville Bank

Earlier today we entered into a definitive agreement to merge with Centreville Bank, West Warwick, Rhode Island. We understand and appreciate that this news will be surprising for a number of you, and we wanted to take the opportunity to explain what this partnership means for you, Putnam Bank and Centreville Bank, and the communities we serve.

The proposed merger will create a strong banking franchise committed to serving the needs of our respective communities, customers and businesses throughout Rhode Island and Eastern Connecticut. Joining forces with Centreville Bank preserves our fundamental strengths, while bringing additional capabilities to support the needs of our customers and communities. We believe that Putnam Bank and Centreville Bank are two organizations with complementary cultures and histories. Like us, Centreville Bank has a more than 100-year storied heritage and shares a deep commitment to the communities it serves. Both organizations pride themselves on delivering exceptional personal service and both organizations believe that employees are critical to their success.

I believe the merger of our two institutions will provide you, the employees of Putnam Bank, opportunities for your professional growth and advancement at a larger community bank that shares our same commitment to community banking and service and places the highest value on the contribution of loyal, hardworking employees. Centreville Bank employees earn attractive compensation and benefits, as will be more fully described in upcoming meetings.

I understand that you will have many questions regarding how this proposed transaction will affect you and your customers, so I am providing you with the following Questions and Answers. In addition, the President and Chief Executive Officer of Centreville Bank, Hal Horvat, and I will be meeting with the employees of Putnam Bank very soon at our headquarters at 40 Main Street, Putnam, CT. I will let you know what specific day and time we plan to do so and I invite all of you to join when we do meet. Additional information will be provided to you as it becomes available and, of course, I am happy to answer any questions you may have.

Putnam Bank Associate

Questions & Answers

Q:	How will the proposed merger affect the employees, customers and communities served by Putnam?

A:	Following the completion of the merger, customers will continue to be served by the combined staff of Putnam and Centreville Bank employees. Our customers will now have access to an expanded branch network, larger lending limits, as well as new products and services.

Q:	Who is Centreville Bank and where are they headquartered?

A:	Founded in 1828 and headquartered in West Warwick, Rhode Island, Centreville Bank is a full-service mutual bank operating through its seven branch locations in Coventry, Cranston, East Greenwich, Narragansett, North Kingstown, West Greenwich, and West Warwick, with total assets of $1.25 billion. Centreville Bank is committed to remaining mutual and focusing on serving its customers and communities. More information is available on its website at www.centrevillebank.com.

Q:	When will the proposed merger take place?

A:	The proposed merger of Putnam and Centreville Bank is subject to customary regulatory approvals and approval by the shareholders of PB Bancorp. It is anticipated that the merger will be completed in the first or second quarter of 2020.

Q:	Will the Putnam offices close as a result of the proposed merger?

A:	No branch offices of Putnam will be closed as a result of this merger. All of Putnam’s branch offices and all of Centreville Bank’s branch offices will continue to operate. The current branch offices of Putnam are expected to operate under the trade name “Putnam Bank, a Division of Centreville Bank” after the merger is completed.

Q:	What is the future for Putnam employees?

A:	After the completion of the merger, Centreville Bank expects to retain as many Putnam employees as possible. Any employees who are not retained by Centreville Bank will be eligible for a severance payment and any employees of Putnam will be given preferential treatment for any new openings at Centreville Bank. Centreville Bank intends to continue to grow and serve the businesses, individuals and communities in the region with long-term employment benefits to Putnam’s current employees. Specific decisions regarding any relocation or reassignment of any specific employee will be made closer to the time of consummation of the proposed merger. Putnam and Centreville Bank will work together to maximize employment and advancement opportunities for employees.

Q:	If a Putnam employee’s job is relocated and the employee is unable to relocate his or her place of employment to another Centreville Bank office as a result of the proposed merger, will the employee be offered severance pay?

A:	Yes. Although Centreville Bank hopes that most of the Putnam employees will join the Centreville Bank team, Centreville Bank will offer severance payments to any Putnam employee whose job is eliminated. Both Putnam and Centreville Bank hope that everyone who is offered employment will accept employment with Centreville Bank.

Q:	Will there be changes to employee compensation and benefits as a result of the proposed merger?

A:	It is everyone’s goal that no one’s compensation will be reduced because of the merger.

We believe you will be pleased with the Centreville Bank benefit programs. Centreville Bank offers attractive employee benefits, including Medical, Dental, Vision, Flexible spending accounts and Centreville Bank paid Life Insurance.

In the coming weeks, you will be provided with more information about Centreville Bank, its employment policies and employee benefit plans.

Q:	Will Putnam employees get credit for years of service at Putnam?

A:	Putnam employees who continue their employment with Centreville Bank after the effectiveness of the merger will receive credit for service with Centreville Bank for purposes of vesting and determination of eligibility to participate in Centreville Bank’s 401(k) plan. Those employees with sufficient service credit with Putnam to satisfy Centreville Bank’s 401(k) plan eligibility service requirement and who have attained the requisite participation age will be eligible to participate in Centreville Bank’s 401(k) plan, no later than the next 401(k) plan entry date after the proposed merger.

Q:	What should Putnam employees say about the proposed merger?

A:	For now, you should refer any persons with inquiries to the joint press release issued by Putnam and Centreville Bank, and you should suggest that anyone with questions look to the websites of both institutions for updated information. You should also refer persons with questions to President and CEO Tom Borner. No other employee of Putnam is authorized to act as a spokesperson for Putnam. Please do not attempt to describe the details of the proposed merger or offer personal opinions regarding the proposed merger to anyone, including, but not limited to, customers, shareholders or the media. Additional information will be provided to you in the near future.

Putnam will continue to operate independently until such time as the merger has received all required corporate and regulatory approvals and is consummated. This process is likely to be completed in the first or second quarter of 2020. However, beginning soon and continuing through the completion of the merger, employees of Putnam and Centreville Bank will begin to meet to discuss and plan for the integration of the two institutions, including the conversion of Putnam’s data processing and related electronic informational systems to those used by Centreville Bank. Over the coming weeks and months, you will learn more about Centreville Bank and the opportunities and benefits of becoming an employee of Centreville Bank. In the interim, as an employee of Putnam, all of your benefits, duties, responsibilities, titles and compensation are unchanged by the announcement of the proposed merger.

We will share additional information with you as it becomes available. You may also ask President and CEO Tom Borner any questions you may have. You can find additional information regarding Putnam on our website: www. putnambank.com, and additional information regarding Centreville Bank can be found on its website: centrevillebank.com.

We understand that change can be challenging, but change may also create opportunities for your professional advancement and may be beneficial for our shareholders, customers and the communities we serve. We encourage you to be receptive to the opportunities that this transaction may make possible for you.

Forward-Looking Statements

This communication and the attached news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating PB Bancorp, Inc. and Putnam Bank, the reaction of the companies’ customers, employees and counterparties to the transaction, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which PB Bancorp, Inc., Putnam Bank and Centreville Bank is engaged, changes in the securities markets and other risks and uncertainties. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. None of PB Bancorp, Inc., Putnam Bank or Centreville Bank undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Additional Information

In connection with the proposed merger, PB Bancorp, Inc. will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of PB Bancorp, Inc. are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. Shareholders of PB Bancorp, Inc. will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website (www.sec.gov), on the PB Bancorp, Inc. website (www.putnambank.com) or by directing a request to:

Thomas A. Borner

President and Chief Executive Officer

PB Bancorp, Inc.

40 Main Street

Putnam, Connecticut 06260

The information available through PB Bancorp, Inc.’s website is not and shall not be deemed part of this communication or incorporated by reference into other filings that PB Bancorp, Inc. makes with the Securities and Exchange Commission.

PB Bancorp, Inc. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PB Bancorp, Inc. in connection with the merger. Information about the directors and executive officers of PB Bancorp, Inc. is set forth in PB Bancorp, Inc.’s Annual Report on Form 10-K filed with the Securities Exchange Commission on September 29, 2019, and in the proxy statement for PB Bancorp, Inc.’s 2018 annual meeting of shareholders, as filed with the Securities and Exchange Commission on October 1, 2018. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

PB Bancorp, Inc. will provide its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of PB Bancorp, Inc. are urged to read the proxy statement and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction.

Persons seeking additional information regarding the parties to the merger or the transaction may wish to visit the websites of each institution:

Centreville Bank - www.centrevillebank.com

Putnam Bank - www.putnambank.com